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                                                                    EXHIBIT 32.1


                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
                       AND ACTING CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Sec. 1350, we, the undersigned Jeffrey D. Lewis, Chief Executive Officer and Melinda M. Hale, Acting Chief Financial Officer of Malan Realty Investors, Inc (the "Company"), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



By:  /s/ Jeffrey D. Lewis
     -----------------------
     Jeffrey D. Lewis



By:  /s/ Melinda M. Hale
     -----------------------
     Melinda M. Hale


March 26, 2004